As filed with the Securities and Exchange Commission on November 13, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E-FUTURE INFORMATION TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

e-Future Information Technology Inc. No. 10 Building BUT Software Park No. 1 Disheng North Street BDA, Yizhuang District Beijing 100176, People’s Republic of China (86) 10-51650988	Offshore Incorporations (Cayman) Limited Group Scotia Centre P.O. Box 2804 GT Grand Cayman, Cayman Islands (345) 945-7388	Dennis O. Laing 10612 Baypines Lane Richmond, Virginia 23233 (804) 741 7393
(Address and telephone number of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number of agent for service)

Copies to:

Bradley A. Haneberg, Esq.

Anthony W. Basch, Esq.

Kaufman & Canoles

III James Center, 1051 East Cary Street, 12th Floor

Richmond, Virginia 23219

(804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

• If only securities being registered on this Form are being offered to dividend or interest reinvestment plans, please check the following box:	☐

• If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	☒

•   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

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•   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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•   If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:

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•   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary Shares, par value $0.0756 per share	113,350 ordinary shares	$17.00	$1,926,950	$60.00

(1)

All of the ordinary shares offered hereby are for the account of Selling Shareholders (as defined below in the section titled “Prospectus Summary” on page 1). The Selling Shareholders are entitled to receive the ordinary shares offered hereby upon exercise of warrants acquired in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as partial consideration for placement agent services provided in connection with the registrant’s initial public offering completed on October 30, 2006. Pursuant to Rule 416, this Registration Statement also covers any additional ordinary shares which become issuable by reason of any share dividend, share split or other similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the low price ($16.70) and high price ($17.30) of the Ordinary Shares on November 9, 2007, a date within the 5 days prior to filing this Registration Statement.

(3)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell; nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2007

E-FUTURE INFORMATION TECHNOLOGY INC.

113,350 Ordinary Shares

The persons listed in the section of this prospectus titled “Selling Shareholders” are offering for sale 113,350 shares of our ordinary shares, $0.0756 par value per share (the “Shares”). The Selling Shareholders are entitled to receive the Shares upon exercise of warrants acquired in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) as partial consideration for placement agent services provided in connection with our initial public offering completed on October 30, 2006 (the “Warrants”). We are registering the offer and sale of the Shares to satisfy registration rights we have granted.

The Selling Shareholders will receive all of the proceeds from the sale of the Shares offered by this prospectus, less any brokerage commissions or other expenses incurred by them. We will not receive any proceeds from the sale of Shares by the Selling Shareholders. See “Selling Shareholders” for a complete description of the Selling Shareholders.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “EFUT.” On November 9, 2007, the closing price of one Ordinary Share on the NASDAQ Capital Market was $16.85.

Investment in these ordinary shares involves a high degree of risk. You should carefully consider the factors described under the caption “ Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive officers are located at e-Future Information Technology Inc., No. 10 Building, BUT Software Park, No. 1 Disheng North Street, BDA, Yizhuang District, Beijing 100176, People’s Republic of China. Our telephone number is (86) 10-51650988.

The date of this prospectus is                          , 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the “Commission”). You should rely on the information provided in this prospectus. Neither we nor the Selling Shareholders listed in this prospectus under the heading entitled “Selling Shareholders” beginning on page 15 have authorized anyone to provide you with any information different from the information provided or incorporated by reference in this prospectus. The Selling Shareholders are offering to sell and seeking offers to buy the Shares only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. We may be required by applicable rules of the Commission to update this prospectus in the future.

Except where the context otherwise requires and for purposes of this prospectus only:

•

the terms “we,” “us,” “our company,” “our” and “e-Future” refer to e-Future Information Technology Inc., and its operating subsidiary, e-Future (Beijing) Tornado Information Technology Inc. (where the context so requires, e-Future (Beijing) Tornado Information Technology Inc. is sometimes referred to as “e-Future Beijing”);

•	the term “Ordinary Shares” refers to our ordinary shares, par value $0.0756 per share;

•

the term “Shares” refers to those ordinary shares underlying the Warrants described in more detail below under the captions “Prospectus Summary” and our “Our Initial Public Offering” at pages 1 and 15, respectively, of this prospectus;

•

the term “Warrants” refers to those Warrants issued by our company as partial consideration for placement agent services rendered by Anderson & Strudwick, Incorporated in connection with our initial public offering completed on October 30, 2006 and described more fully below in the section captioned “Our Initial Public Offering” at page 15 of this prospectus;

•	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau; and

•	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” “U.S.$” and “$” are to the legal currency of the United States.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information included at other sections of this prospectus. In addition, you should carefully consider the factors described under “Risk Factors” at page 2 of this prospectus.

On October 30, 2006, we closed our initial public offering of ordinary shares. In connection with this offering, we sold an aggregate of 1,133,500 ordinary shares at $6.00 per share for aggregate gross offering proceeds of $6,801,000. Anderson & Strudwick, Incorporated, a registered brokerage firm, served as our placement agent in this transaction. For services rendered, we paid Anderson & Strudwick, Incorporated placement agency fees of $544,080. In addition, we issued Anderson & Strudwick, Incorporated warrants to purchase an aggregate of 113,350 ordinary shares. The warrants are exercisable.

This prospectus has been prepared, and the registration statement of which this prospectus is a part has been filed with the Securities and Exchange Commission, to satisfy registration rights that we granted to Anderson & Strudwick, Incorporated in connection with our initial public offering. This prospectus covers the resale by the Selling Shareholders of the Shares underlying the Warrants.

We will not receive any of the proceeds of the sale of the Shares by the Selling Shareholders named in the section captioned “Selling Shareholders” located on page 15 of this prospectus; however, we could receive up to $816,120 from the exercise by the Warrants.

OFFERING SUMMARY

Shares Offered by the Selling Shareholders	A maximum of 113,350 ordinary shares. All of the Shares are issuable upon exercise of the Warrants in accordance with their respective terms. A description of the terms of the Warrants is included in this prospectus under “Our Initial Public Offering” on page 15.

Ordinary Shares Outstanding as of November 9, 2007	2,833,580 ordinary shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of Shares by the Selling Shareholders but we may receive up to $816,120 from the exercise, if any, of the Warrants by the Selling Shareholders.

Risk Factors	Any investment in our ordinary shares, including the purchase of the Shares, involves a high degree of risk and could result in a loss of your entire investment. Before making any investment decision, you should carefully consider all of the information in this prospectus. In particular, you should evaluate the risk factors described under the caption “Risk Factors” beginning on page 2 of this prospectus.

NASDAQ Capital Market Symbol	EFUT

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face, but represent the material risks to our business. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may harm our business and financial performance. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment. You should carefully consider these risk factors, together with all of the other information in this prospectus and the documents we have incorporated by reference in the section “Where You Can Find More Information” located on page 9 of this prospectus before you decide to purchase any of our ordinary shares, including the Shares offered by the Selling Shareholders.

Risks Related to Our Business

Our customers are Chinese companies engaged in retail, distribution and logistics industries, and, consequently, our financial performance is dependent upon the economic conditions of these industries.

We have derived most of our revenues to date from the license of software products and related services to the Chinese retail, distribution and logistics industries, and our future growth is critically dependent on increased sales to these particular industries. The success of our customers is intrinsically linked to economic conditions in these industries, which in turn are subject to intense competitive pressures and are affected by overall economic conditions. We believe the license of our software solutions and the purchase of our related services is discretionary and generally involves a significant commitment of capital. As a result, although we believe our products can assist China’s retailers, distributors, wholesalers, and logistics companies in a competitive environment, demand for our products and services could be disproportionately affected by instability or downturns in the retailing, distribution, wholesaling and logistics industries, which may cause customers to exit the industry or delay, cancel or reduce any planned expenditures for information management systems and software products. There can be no assurance that we will be able to continue our historical revenue growth or sustain our profitability on a quarterly or annual basis or that our results of operations will not be adversely affected by continuing or future downturns in these industries. Any adverse change in the Chinese retail, distribution and logistics industries could adversely affect the level of software expenditure by the participants in these industries, which, in turn, could result in a material reduction in our sales.

We are heavily dependent upon the services of technical and managerial personnel who possess skills to develop and implement supply chain management software, and we may have to actively compete for their services.

We are heavily dependent upon our ability to attract, retain and motivate skilled technical, managerial and consulting personnel, especially highly skilled engineers involved in ongoing product development and consulting personnel. Our ability to install, maintain and enhance our supply chain management software is substantially dependent upon our ability to locate, hire and train qualified personnel. As supply chain management concepts have only recently been adopted in China, the number of qualified technical, managerial and consulting personnel is limited. Many of our technical, managerial and consulting personnel possess skills that would be valuable to all companies engaged in software development, and the Chinese software industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. Consequently, we expect that we will have to actively compete with other Chinese software developers for these employees. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our technical, managerial and consulting personnel. Although we have not experienced difficulty locating, hiring, training or retaining our employees to date, there can be no assurance that we will be able to retain our current personnel, or that we will be able to attract, assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the quality of our software products and the effectiveness of installation and training could be materially impaired.

Our financial performance is dependent upon the sale and implementation of supply chain management software and related services, a single, concentrated group of products.

We derive all of our revenues from the license and implementation of software applications for the Chinese supply chain industry, an industry that did not effectively exist in China in recent years and consulting services. The life cycle of our software is difficult to estimate due in large measure to the potential effect of new software, applications and enhancements, including those we introduce, the maturation in the Chinese retail distribution, wholesaling and logistics industries. To the extent we are unable to continually improve our supply chain management software to address the changing needs of the Chinese supply chain front market, we may experience a significant decline in the demand for our programs. In such a scenario, our revenues may significantly decline.

The market for supply chain management software is intensely competitive.

A number of companies offer competitive products addressing certain of our target markets. In the enterprise systems market, we compete with in-house systems developed by our targeted customers and with third-party developers. In addition, we believe that new market entrants may attempt to develop fully integrated enterprise-level systems targeting the Chinese supply chain. Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical and marketing resources than we do. We cannot guaranty that we will be able to compete successfully against current or future competitors. As a result of this product concentration and uncertain product life cycles, we may not be as protected from new competition or industry downturns as a more diversified competitor.

Our financial performance is directly related to our ability to adapt to technological change and evolving standards when developing and improving our supply chain management software products.

The software development industry is subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing software obsolete. In addition, as the Chinese economy has only recently begun to incorporate various Western economic factors, the concept of supply chain management has only recently been adopted by Chinese businesses. As a result, our position in the Chinese supply chain management software industry could be eroded rapidly by the speed with which Chinese businesses continue to adopt Western business practices and technological advancements that we do not embrace. The life cycles of our software are difficult to estimate. Our software products must keep pace with technological developments, conform to evolving industry standards and address the increasingly sophisticated needs of Chinese retailers, wholesalers, distributors and logistics companies. In particular, we believe that we must continue to respond quickly to users’ needs for broad functionality. While we attempt to upgrade our software every one to two years, we cannot guaranty that our software will continue to enjoy market acceptance. To the extent we are unable to develop and introduce products in a timely manner, we believe that participants in the Chinese supply chain will obtain products from our competitors promptly and our sales will correspondingly suffer. In addition, we strive to achieve compatibility between our products and retailing systems platforms that we believe are or will become popular and widely adopted. We invest substantial resources in development efforts aimed at achieving this compatibility. If we fail to anticipate or respond adequately to technology or market developments, we could incur a loss of competitiveness or revenue.

We are substantially dependent upon our key personnel, particularly Adam Yan, our Chairman and Chief Executive Officer.

Our performance is substantially dependent on the performance of our executive officers and key employees. In particular, the services of:

•	Adam Yan, our Chairman and Chief Executive Officer,

•	Qicheng Yang, our Chief Technology Officer,

•	Hongjun Zou, our Chief Operating Officer,

•	Johnson Li, our Vice President,

•	Kefu Zhou, our Chief Architecture Officer, and

•	Yu Ping, our Chief Financial Officer

would be difficult to replace. We do not have in place “key person” life insurance policies on any of our employees. The loss of the services of any of our executive officers or other key employees could substantially impair our ability to implement our existing supply chain management software and develop new programs and enhancements.

As a software-oriented business, our ability to operate profitably is directly related to our ability to develop and protect our proprietary technology.

We rely on a combination of trademark, trade secret, nondisclosure and copyright law to protect our supply chain management software, which may afford only limited protection. Although the Chinese government has issued us twenty-four (24) copyrights on our software, we cannot guaranty that competitors will be unable to develop technologies that are similar or superior to our technology. Despite our efforts to protect our proprietary rights, unauthorized parties, including customers, may attempt to reverse engineer or copy aspects of our software products or to obtain and use information that we regard proprietary. Although we are currently unaware of any unauthorized use of our technology, in the future, we cannot guaranty that others will not use our technology without proper authorization.

We develop our software products on third-party middleware software programs that are licensed by our customers from third parties, generally on a non-exclusive basis. We currently utilize four (4) major suppliers of these middleware programs. Considering the fact that we believe that there are a number of widely available middleware programs available, we do not currently anticipate that our customers will experience difficulties obtaining these programs. The termination of any such licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in delay in our ability to ship certain of our products while we seek to implement technology offered by alternative sources. Nonetheless, while it may be necessary or desirable in the future to obtain other licenses, there can be no assurance that they will be able to do so on commercially reasonable terms or at all.

In the future, we may receive notices claiming that we are infringing the proprietary rights of third parties. While we believe that we do not infringe and have not infringed upon the rights of others, we cannot guaranty that we will not become the subject of infringement claims or legal proceedings by third parties with respect to our current programs or future software developments. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming, result in costly litigation, cause product shipment delays or force us to enter into royalty or license agreements rather than dispute the merits of such claims, thereby impairing our financial performance by requiring us to pay additional royalties and/or license fees to third parties. We have not been the subject of an intellectual property claim since our formation.

We may not pay dividends.

We have not previously paid any cash dividends nor do we anticipate paying any dividends on our ordinary shares. Although we achieved profitability in recent fiscal periods, we cannot assure you that our operations will continue to result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance our Board of Directors will declare dividends even if profitable. Dividend policy is subject to the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. Under Cayman law, we may only pay dividends from profits or credit from the share premium account (the amount paid over par value, which is $0.0756), and we must be solvent before and after the dividend payment. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiary.

We do not have business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early state of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability or disruption insurance coverage for our operations in China. Any business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Future sales of our ordinary shares may depress our stock price.

The market price of our ordinary shares could decline as a result of sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of ordinary shares.

Our stock price is highly volatile.

The trading price of our common stock has fluctuated significantly since our initial public offering in October 2006 and is likely to remain volatile in the future. The trading price of our common stock could be subject to wide fluctuations in response to many events or factors, including the following:

•	variations in our operating results;

•	significant developments in the businesses of China’s supply chain front companies;

•	changes in financial estimates by securities analysts;

•	changes in market valuations or financial results of China’s supply chain front market-related companies;

•	announcements by us or our competitors of technology innovations, new products, or significant acquisitions, strategic partnerships or joint ventures;

•	any deviation from projected growth rates in revenues;

•	any loss of a major customer or a major customer order;

•	additions or departures of key management or engineering personnel;

•	any deviations in our net revenue or in losses from levels expected by securities analysts;

•	activities of short sellers and risk arbitrageurs;

•	other speculation in the market from investors;

•	future sales of our common stock; and

•	volume fluctuations, which are particularly common among highly volatile low-float securities of Chinese companies.

In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high technology companies, which often has been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock.

Risks Related to Chinese Law and Economy

A slowdown in the Chinese economy may slow down our growth and profitability.

The Chinese economy has grown at an approximately 9 percent rate for more than 25 years, making it the fastest growing major economy in recorded history. Much of this growth has occurred in our customers’ industries. We cannot assure you that growth of the Chinese economy will be steady or that any slowdown will not have a negative effect on our business. In the event of a slowdown in China’s economy, our customers may opt to delay discretionary expenditures like those for our software, which, in turn, could result in a material reduction in our sales.

Our subsidiary, e-Future Beijing, is subject to restrictions on paying dividends and making other payments to us.

We are a holding company incorporated in the Cayman Islands and do not have any assets or conduct any business operations other than our investment in e-Future Beijing, our subsidiary. As a result of our holding company structure, we rely entirely on the dividends payments from e-Future Beijing. However, PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. e-Future Beijing may also be required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if e-Future Beijing incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiary is unable to receive all of the revenues from our operations through these arrangements, we may be unable to pay dividends on our ordinary shares.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our income is derived from dividend payments from our PRC subsidiary. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at is discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the Renminbi against the U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. We rely entirely on dividends and other fees paid to us by our subsidiary in China. Any significant revaluation of Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, an appreciation of Renminbi against the U.S. dollar would make any new Renminbi denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into Renminbi for such purposes. An appreciation of Renminbi against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into Renminbi, as the Renminbi is our reporting currency.

China’s legal system embodies uncertainties that could adversely affect our ability to engage in the development and integration of the supply chain management software.

Since 1979, the Chinese government has promulgated many new laws and regulations covering general economic matters. Despite this activity to develop a legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of existing laws or contracts based on existing law may be uncertain or sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary, in many cases, creates additional uncertainty as to the outcome of any litigation. In addition, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Noting that our business is substantially dependent upon laws protecting intellectual property rights, any ambiguity in the interpretation or implementation of such laws may negatively impact our business, its financial condition and results of operation. Our activities in China will also be subject to administration review and approval by various national and local agencies of China’s government. Because of the changes occurring in China’s legal and regulatory structure, we may not be able to secure the requisite governmental approval for our activities. Although we have obtained all required governmental approval to operate our business as currently conducted, to the extent we are unable to obtain or maintain required governmental approvals, the Chinese government may, in its sole discretion, prohibit us from conducting our business.

Changes in China’s political and economic policies could harm our business.

The economy of China has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. These differences include:

•	economic structure;

•	level of government involvement in the economy;

•	level of development;

•	level of capital reinvestment;

•	control of foreign exchange;

•	methods of allocating resources; and

•	balance of payments position.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

If PRC law were to phase out the preferential tax benefits currently being extended to foreign invested enterprises and “new or high-technology enterprises” located in a high technology zone, we would have to pay more taxes, which could have a material and adverse effect on our financial condition and results of operations.

Under PRC laws and regulations, a foreign invested enterprise may enjoy preferential tax benefits if it is registered in a high-technology zone and also qualifies as “new or high-technology enterprise”. As a foreign invested enterprise as well as a certified “new or high-technology enterprise” located in a high-technology zone in Beijing, we are entitled to a three-year exemption from enterprise income tax beginning from our first year of operation, a 7.5% enterprise income tax rate for another three years followed by a 15% tax rate so long as we continue to qualify as a “new or high-technology enterprise.” Furthermore, we may apply for a refund of the 5% business tax levied on our total revenues derived from our technology consulting services. If the PRC law were to phase out preferential tax benefits currently granted to “new or high-technology enterprises” and technology consulting services, we would be subject to the standard statutory tax rate, which currently is 33%, and we would be unable to obtain business tax refunds for our provision of technology consulting services.

Risks Related to Cayman Islands Laws

Shareholder rights under Cayman Islands law may differ materially from shareholder rights in the United States, which could adversely affect our and our shareholders’ ability to protect our and their interests.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Law (2004 Revision) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary responsibilities of our directors to us under Cayman Islands law are largely governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law in this area may not be as clearly established as they would be under statutes or judicial precedent in existence in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws than the U.S., and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate laws. Moreover, our company could be involved in a corporate combination in which dissenting shareholders would have no rights comparable to appraisal rights which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations. Also, our Cayman Islands counsel is not aware of a significant number of reported class actions or derivative actions having been brought in Cayman Islands courts. Such actions are ordinarily available for U.S. companies in U.S. courts. Finally, Cayman Islands companies may not have standing to initiate shareholder derivative action before the federal courts of the U.S. As a result, our public shareholders may face different considerations in protecting their interests in actions against the management, directors or our controlling shareholders than would shareholders of a U.S. corporation, and our ability to protect our interests may be limited if we are harmed in a manner that would otherwise enable us to sue in a U.S. federal court.

As we are a Cayman Islands company and most of our assets are outside the United States, it will be extremely difficult to acquire jurisdiction and enforce liabilities against us and our officers, directors and assets based in China.

We are a Cayman Islands exempt company, and our corporate affairs are governed by our Memorandum and Articles of Association and by the Cayman Islands Companies Law (2004 Revision) and other applicable Cayman Islands laws. Certain of our directors and officers reside outside of the United States. In addition, the Company’s assets will be located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon our directors or officers and our subsidiaries, or enforce against any of them court judgments obtained in United States’ courts, including judgments relating to United States federal securities laws. In addition, there is uncertainty as to whether the courts of the Cayman Islands and of other offshore jurisdictions would recognize or enforce judgments of United States’ courts obtained against us predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the Cayman Islands or other offshore jurisdictions predicated upon the securities laws of the United States or any state thereof. Furthermore, because the majority of our assets are located in China, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements regarding, among other things, our financial condition, results of operations, plans, objectives, future performance and business. All statements contained or incorporated by reference in this prospectus other than historical information are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could” and similar expressions. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future software products;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives;

•	statements regarding the capabilities and capacities of our business operations;

•	statements of expected future economic performance; and

•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss many of these risks under the heading “Risk Factors” beginning on page 2 of this prospectus. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the foreign private issuer informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports and other information with the Commission. We have filed with the Commission a registration statement on Form F-3 to register the Shares offered in this prospectus. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information set forth in the registration statement and the exhibits. References in this prospectus to any contract or other document are not necessarily complete and, if we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.

For further information with respect to our company and the Shares, you may examine the registration statement and the exhibits without charge at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549 or online at www.sec.gov. You may also obtain such materials from the Commission upon payment of the prescribed fees. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference documents we file with the Commission, which means that we can disclose information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the Commission will automatically update and supersede this information. We specifically incorporate the following documents:

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2006 filed with the Commission on June 28, 2007, as amended by Form 20-F/A filed on July 6, 2007.

•	Our reports filed on Form 6-K filed with the Commission on July 18 and 25, 2007; August 15, 21 and 22, 2007; September 14, 2007; October 4 and 10, 2007 and November 5, 2007.

•

The description of our ordinary shares contained in the Registration Statement on Form 8-A filed with the Commission on June 23, 2005 (File No. 001-51375), as amended by Form 8-A/A on October 26, 2006.

All annual reports we file with the Commission pursuant to the Exchange Act on Form 20-F, Form 40-F or Form 10-K, and all subsequent filing on Forms 10-Q and 8-K after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus upon oral or written request, at no cost to the requester. Any requests should be sent to us at the following address:

e-Future Information Technology Inc.

No. 10 Building

BUT Software Park

No. 1 Disheng North Street

BDA, Yizhuang District

Beijing 100176, People’s Republic of China

(86) 10-51650988

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, filing proxy statements that comply with rules of the Commission. We will, however, file with the Commission proxy statements required under the rules of the Cayman Islands. We also will file with the Commission under cover of Form 6-K any reports that we file in the Cayman Islands. Our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions set forth in Section 16 of the Exchange Act. We also are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Any reports we file may be inspected at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Commission at that address. The reports, proxy statements and other information can also be inspected on the Commission’s Web site at www.sec.gov.

We will furnish to our stockholders annual reports which will include audited financial statements. We may also furnish to our stockholders quarterly financial statements and other reports that may be authorized by our Board of Directors.

USE OF PROCEEDS

The Selling Shareholders are selling all of the Shares covered by this prospectus for their own accounts. We will not receive any proceeds from the sale of the Shares. We are registering the offer and sale of the Shares to satisfy registration rights we have granted to Anderson & Strudwick, Incorporated, the placement agent in our initial public offering. We may, however, receive up to $816,120 from the exercise, if any, of the Warrants by the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

Each Selling Shareholder may use this prospectus from time to time to sell its Shares at a price determined by such Selling Shareholder. The price at which the Shares are sold may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

PRICE HISTORY OF ORDINARY SHARES

The ordinary shares were initially listed and began trading on the Nasdaq Capital Market on October 30, 2006. The following table sets forth the high and low market prices for each fiscal quarter since the ordinary shares began to be traded on the Nasdaq Capital Market and the high and low market prices for each of the last six months.

Fiscal Quarter	Low	High
October 31, 2006 (first trade) – December 31, 2007	$6.75	$49.90

January 1, 2007 – March 31, 2007	18.68	38.84

April 1, 2007 – June 30, 2007	14.70	24.25

July 1, 2007 – September 31, 2007	11.01	20.85

October 1, 2007 – November 9, 2007	15.63	34.00

Month	Low	High
May 2007	$15.60	$19.71

June 2007	14.70	24.25

July 2007	13.90	18.96

August 2007	11.26	16.50

September 2007	11.01	20.85

October 2007	15.63	34.00

November 2007 (through November 9, 2007)	16.51	22.63

CAPITALIZATION AND INDEBTEDNESS

Our reporting currency is the Chinese Yuan (Renminbi). The following summary of our capitalization and indebtedness and our accumulated deficit as of September 30, 2007 has been presented in U.S. Dollars, which amounts have not been converted from Chinese Yuan in accordance with accounting principles generally accepted in the United States of America.

The following financial information should be read in conjunction with our annual financial statements and related notes as of December 31, 2006, which are presented in Chinese Yuan. Subsequent to December 31, 2006, we have had a net loss of $340,730 through September 30, 2007 and have received $10,000,000 through a private placement of convertible debt, including a make-whole obligation, and warrants to purchase 414,174 ordinary shares. Warrants to purchase 73,291 ordinary shares were issued to the placement agent. On October 3, 2007, $5,000,000 of the convertible debt was converted into 200,080 ordinary shares, and we paid $1,451,775 under the make-whole obligation.

The following table sets forth our capitalization and indebtedness as of September 30, 2007 on an actual basis and a pro forma basis in U.S. Dollars. The information in this table has been converted into U.S. Dollars at the rate of ¥7.5108 = U.S. $1.00, the approximate exchange rate on September 30, 2007. All data in the following table is unaudited.

	U.S. Dollars Actual basis	U.S. Dollars Pro forma basis[1]
	(Unaudited)	(Unaudited)
Indebtedness
Royalstone acquisition obligation, current portion $ 7,309,754	$8,163,940	$8,163,940
Make-whole obligation, current portion $265,719 ( $132,859 pro forma)	2,903,550	1,451,775
12% $10,000,000 ( $5,000,000 pro forma) convertible note payable, net of
$7,107,049 ($3,553,524 pro forma) unamortized discount based on an imputed interest rate of 28.9%, current portion $932,575 ($466,287 pro forma)	2,892,951	1,446,475

Total Indebtedness	13,960,441	11,062,190

Shareholders' equity
Ordinary shares, $0.0756 U.S. dollars par value; 6,613,756 shares authorized; 2,633,500 shares (2,833,580 shares pro forma) outstanding	219,388	234,514
Additional paid-in capital	15,355,704	20,340,578
Statutory reserves	410,611	410,611
Accumulated foreign currency translation adjustment	(388,521)	(388,521)
Accumulated deficit	(2,659,787)	(6,213,311)

Total shareholders' equity	12,937,395	14,383,871

Total capitalization and indebtedness	$26,897,836	$25,446,061

[1]	The pro forma adjustments consisted of the conversion of $5,000,000 of the 12% convertible debt into 200,080 ordinary shares and the payment of $1,451,775 of the make-whole obligation.

Since December 31, 2006, we have completed two transactions that we believe require a more complete description to give context to our capitalization table. Specifically, we (i) completed a private placement of our securities and then registered the resale of those securities and (ii) entered into an asset purchase agreement that will require us to issue our ordinary shares as part of the purchase price.

Private Placement

On March 13, 2007, we entered into and closed the Securities Purchase Agreement with three funds associated with two institutional investors (the “PIPE Investors”), pursuant to which we issued and the PIPE Investors purchased $10,000,000 of our convertible notes (the “Convertible Notes”), 184,077 Series A Warrants (the “Series A Warrants”) and 230,097 Series B Warrants (the “Series B Warrants”). The Series A and Series B Warrants were issued in proportion to the amount of Convertible Notes purchased by each PIPE Investor. In addition, our placement agent, Westminster Securities Corp. (“WSC”) and certain of its employees received, in the aggregate, 73,291 Placement Agent Warrants (the “Placement Agent Warrants” and, together with the Series A and Series B Warrants, the “PIPE Warrants”) with terms substantially similar to those issued to the PIPE Investors.

The following summarizes the material terms of the transaction and is qualified in its entirety by the Agreement and the exhibits thereto (each of which was filed as an exhibit to our Current Report on Forms 6-K and 6-K/A filed on March 15, 2007).

The material terms and conditions of the Convertible Notes are summarized as follows:

•	The interest rate on the Convertible Notes will be 3.0% for the first year, 5.0% for the second year, 7.0% for the third year and 10.0% for the fourth and fifth year after issuance.

•	The date of maturity of the Convertible Notes is March 12, 2012.

•	Subject to certain limitations discussed in the Convertible Notes, the Convertible Notes are convertible at the PIPE Investors’ option into our Ordinary Shares.

•

The initial conversion price for the Convertible Notes is $24.99 per Share (which represents a 15% premium to the lesser of (i) the arithmetic average of the weighted-average price of the Ordinary Shares on each day during the five trading-day period immediately preceding March 13, 2007 and (ii) the weighted-average price of the Ordinary Shares on March 13, 2007 (such price the “Market Price”)), subject to adjustment as provided in the Convertible Notes.

•

Upon conversion, we are obligated to pay a make-whole amount designed to provide the present value of the same proceeds to each PIPE Investor that it would have received if it had held the Convertible Notes until maturity.

•

The PIPE Investors cannot convert the Convertible Notes to the extent that after giving effect to such conversion, the PIPE Investors (together with their affiliates) would beneficially own in excess of 9.99% of our Ordinary Shares outstanding immediately after giving effect to the conversion.

•

The conversion price for our Ordinary Shares is subject to reset on the one year anniversary of the date on which the registration statement is declared effective (the “Reset Date”). If, on the Reset Date, the conversion price is higher than the Market Price, then the conversion price will be reset to the higher of the Market Price or $19.00.

•

The Convertible Notes require an adjustment of the conversion price if we make certain sales of our Ordinary Shares or Ordinary Share equivalents at a price below the conversion price. (This “ratchet adjustment” provision does not apply in the case of certain exempt issuances.)

•	The Convertible Notes are unsecured.

•

The PIPE Investors can require us to redeem the Convertible Notes upon certain events of default or changes of control. Upon an event of default, the redemption price may include a redemption premium of up to 125%. Upon a change of control, the redemption price may include a make-whole amount designed to provide the same proceeds to each PIPE Investor that it would have received if it had held the Convertible Notes until maturity.

•

If, at any time on or after March 13, 2008, (i) the Market Price of the Ordinary Shares for any thirty (30) consecutive Trading Days after March 13, 2008 is greater than or equal to $37.49 (subject to appropriate adjustments for share splits, share dividends, share combinations and other similar transactions after the Subscription Date) and (ii) there has been no Equity Conditions Failure (as defined in the Convertible Notes), we will have the right to redeem all or any portion of the Convertible Notes. Such redemption would include a make-whole amount as described in the previous paragraph.

The material terms and conditions of the PIPE Warrants are summarized as follows:

•	The initial exercise price of the Series A Warrants is $28.25 per Share, subject to adjustment as provided in the Series A Warrant.

•	The initial exercise price of the Series B Warrants is $24.99 per Share, subject to adjustment as provided in the Series B Warrant.

•	The initial exercise price of the Placement Agent Warrant is $24.99 per Share, subject to adjustment as provided in the Placement Agent Warrant.

•	The Series A Warrants expire on March 12, 2012.

•	The Series B Warrants expire on July 23, 2008.

•	The Placement Agent Warrants expire on March 12, 2012.

•

The PIPE Warrants contain a “cashless exercise” feature if the registration statement covering the shares underlying the PIPE Warrants is not available for the resale of the shares upon exercise of the PIPE Warrants.

•

The PIPE Investors and WSC cannot exercise the PIPE Warrants to the extent that after giving effect to such conversion, they (together with their affiliates) would beneficially own in excess of 9.99% of our Ordinary Shares outstanding immediately after giving effect to the exercise.

•	The PIPE Warrants require an adjustment to the exercise price if we make certain sales of our Ordinary Shares or Ordinary Share equivalents at a price below the PIPE Warrant exercise price.

We have accounted for the Convertible Notes and PIPE Warrants as follows:

The fair value of the PIPE Warrants was determined by the Black-Scholes option pricing model using the following assumptions: volatility of 86%, risk-free interest rate of 5%, dividend yield of 0% and expected life of 5 years. The fair value of the Series A Warrants was $2,571,316, the fair value of the Series B Warrants was $1,719,699 and the fair value of the Placement Agent Warrants was $1,055,823. Based on the effective conversion price of the Convertible Notes, the PIPE Investors and WSC received a beneficial conversion option of $1,534,009.

The net proceeds were allocated among the Convertible Notes and the PIPE Warrants issued to the PIPE Investors and WSC based on their relative fair values and resulted in $2,478,505 allocated to the Convertible Notes, less $1,491,836 allocated to the related capitalized deferred loan costs; $2,984,890 allocated to the make-whole obligation; $2,362,447 allocated to the Series A and Series B Warrants issued to the PIPE Investors; $1,055,823 allocated to the Placement Agent Warrants and $1,534,009 allocated to the beneficial conversion option. The resulting discount to the Convertible Notes payable of $7,521,495, which is based on an imputed interest rate of 28.9%, and the deferred loan costs will be amortized over the term of the Convertible Notes.

If the conversion terms change as a result of the reset feature described above, an additional beneficial conversion option will be recognized. If, for example, the conversion price resets to the floor reset conversion price of $19.00 per share, then, at the date the conversion price resets, we will recognize an additional contingent beneficial conversion option of $2,689,640 as an additional discount to the Convertible Notes and we will amortize the discount to interest expense over the then remaining term of the Convertible Notes.

Royalstone Acquisition

On July 31, 2007 we entered into an asset purchase agreement with Crownhead Holdings Ltd. (“Crownhead”) and its subsidiary, Royalstone System Integrated Co., Ltd (“Royalstone”), a leading retail software and service provider in China, using its Myshop brand software. We acquired the Royalstone business to allow us to rapidly improve our market share in China’s retail industry, to establish a service center in southern China and to be more comprehensive in providing retail software solutions.

The aggregate purchase price was $10,608,174 and consisted of a $1,115,220 payment by our subsidiary to Royalstone, our payments to Crownhead of $1,329,013 at closing, $3,987,040 due November 15, 2007 and $1,329,013 upon completion of our 2007 audit, and the issuance of ordinary shares with a value of $2,847,888 at three different times from the date of closing through the date of completion of our 2008 audit. The cost was allocated to the assets acquired and the liabilities assumed based on their fair values as follows:

Current assets	$489,812
Property and equipment	132,373
Intangible assets	5,474,783
Goodwill	5,669,856

Total assets acquired	11,766,824
Current liabilities	(455,386)
Deferred income taxes	(703,264)

Net assets acquired	$10,608,174

The results of operations for the Royalstone business are included in our statement of operations from July 31, 2007. The following pro forma results of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 have been prepared to present the results of operations assuming the acquisition of the Royalstone business occurred at the beginning of each of those periods and the note payable conversion discussed in the prior section occurred on September 30, 2007:

	For the Nine Months Ended September 30, 2007	For the Year Ended December 31, 2006
Revenue	$5,791,414	$11,164,696
Net loss	(5,439,945)	(78,786)
Loss per share
Basic	$(2.07)	$(0.05)
Diluted	(2.07)	(0.05)

OUR INITIAL PUBLIC OFFERING

On October 30, 2006, we completed our initial public offering. In connection with this offering, we issued 1,133,500 ordinary shares to the public at a price of $6.00 per ordinary shares (before expenses). As partial consideration for placement agent services, we issued the Warrants to purchase an aggregate of 113,350 ordinary shares to Anderson & Strudwick, Incorporated, our placement agent, for a purchase price of $0.0001 per warrant. These Warrants have an exercise price of $7.20 per ordinary share and expire five years after the completion of the offering. During the one year following the completion of the initial public offering, Anderson & Strudwick, Incorporated was prohibited from transferring the Warrants, except to officers, partners or stockholders of Andersons & Strudwick, Incorporated. During this time period, Anderson & Strudwick, Incorporated transferred 56,675 warrants to L. McCarthy Downs, III, a Senior Vice President of Anderson & Strudwick, Incorporated. As of October 30, 2007, Anderson & Strudwick, Incorporated and Mr. Downs exercised the single demand registration right granted by the Warrants. We have filed a registration statement, of which this prospectus is a part, in response to such demand for registration of the ordinary shares underlying the Warrants.

SELLING SHAREHOLDERS

The ordinary shares being offered by the Selling Shareholders are issuable upon exercise of the Warrants. For additional information regarding the issuance of those Warrants, see “Our Initial Public Offering” above. We are registering the ordinary shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. Anderson & Strudwick, Incorporated served as the placement agent in our initial public offering. Mr. Downs serves as an Executive Vice President of Anderson & Strudwick, Incorporated and served as a member of our Board of Directors from October 30, 2006 to April 26, 2007.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the Selling Shareholders. The second column lists the number of ordinary shares beneficially owned by each Selling Shareholder, based on its ownership of the convertible notes and warrants, as of November 9, 2007, assuming exercise of the Warrants held by the Selling Shareholders on that date, without regard to any limitations on exercise. The third column lists the ordinary shares being offered by this prospectus by each Selling Shareholder. Adjustments to the exercise prices of the Warrants in the event of a Dilutive Issuance (as such term is defined in the Warrants) may increase the number of ordinary shares issuable under the Warrants and may require us to register the sale of additional ordinary shares. The fourth and sixth columns assume the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Selling Shareholder	Amount of Beneficial Ownership Prior to Offering(1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares to be Held After the Offering	% of Ordinary Shares Beneficially Held Prior to the Offering(2)	% of Ordinary Shares Beneficially Held After the Offering(2)
Anderson & Strudwick, Incorporated(3)	56,675	56,675	0	2.0%	*
L. McCarthy Downs III(4)	56,675	56,675	0	2.0%	*
Total	113,350	113,350	0	4.0%	*

*	Less than 1%
(1)	Represents ordinary shares underlying warrants to purchase ordinary shares exercisable on or after October 30, 2007.
(2)	The number of ordinary shares outstanding used in calculating the percentage for each person includes the ordinary shares underlying warrants exercisable by such person on or after October 30, 2007.
(3)

The address of Anderson & Strudwick, Incorporated is 707 East Main Street, 20th Floor, Richmond, Virginia 23219. George F. Nolde III, in his capacity as President and CEO of Anderson & Strudwick, Incorporated, may be deemed to have investment discretion over Anderson & Strudwick, Incorporated. Mr. Nolde disclaims any beneficial ownership over the shares.

(4)	The address of Mr. Downs is 707 East Main Street, 20th Floor, Richmond, Virginia 23219.

PLAN OF DISTRIBUTION

We are registering the ordinary shares issuable upon conversion of the convertible notes and upon exercise of the warrants to permit the resale of these ordinary shares by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the ordinary shares. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The Selling Shareholders may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the ordinary shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares in the course of hedging in positions they assume. The Selling Shareholders may also sell ordinary shares short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the convertible notes, warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. In no event shall any broker-dealer receive fees, commissions, discounts, concessions and markups which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

We will pay all expenses of the registration of the ordinary shares pursuant to the registration rights agreement, estimated to be $45,060 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Certain legal matters have been passed on for us by Campbells, 4th Floor, Scotia Centre, P.O. Box 884, Georgetown, Grand Cayman, Cayman Islands.

EXPERTS

Our consolidated balance sheets as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2006, presented in Chinese Yuan (Renminbi), incorporated by reference in this prospectus and in the registration statement in reliance upon the report of Hansen, Barnett & Maxwell, P.C., an independent registered public accounting firm, have been included herein, given the authority of that firm as experts in accounting and auditing.

EXPENSES OF THE ISSUE

The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimates, except for the Commission registration fee. We will pay all expenses in connection with this registration, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any.

SEC Registration Fee	$60.00
Accounting fees and expenses	10,000.00
Legal fees and expenses	35,000.00
Total	$45,060.00

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Cayman Islands law and Article 123 of our amended and restated articles of association provide that we may indemnify our directors, officers, advisors and trustee acting in relation to any of our affairs against actions, proceedings, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such. Under our articles of association, indemnification is not available, however, if those events were incurred or sustained by or through their own willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 9.	Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit 3.1	Articles of Association of the Registrant.*

Exhibit 3.2	Memorandum of Association of the Company.*

Exhibit 4.2	Warrant Agreement by and between the Registrant and Anderson & Strudwick, Incorporated.*

Exhibit 5.1	Opinion of Campbells.**

Exhibit 23.1	Consent of Hansen, Barnett & Maxwell, P.C. Independent Registered Public Accounting Firm.**

Exhibit 23.2	Consent of Campbells (included in Exhibit 5.1).**

*	incorporated by reference to the Exhibits to our Registration Statement on Form F-1, SEC File No. 333-126007, declared Effective on March 23, 2006.
**	Filed herewith.

Item 10.	Undertakings.

a. Rule 415 Offering.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. Filings incorporating subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on November 13, 2007.

E-FUTURE INFORMATION TECHNOLOGY INC.

By:	/s/ Adam Yan
Name:	Adam Yan
Title:	Chairman and Chief Executive Officer
Date:	November 13, 2007

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Adam Yan and Yu Ping, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Adam Yan	Chairman, Chief Executive Officer and Director	November 13, 2007
Adam Yan	(Principal Executive Office)

/s/ Yu Ping	Chief Financial Officer and Director	November 13, 2007
Yu Ping	(Principal Accounting Office)

/s/ Ming Zhu		November 13, 2007
Ming Zhu	Director

/s/ Dong Cheng		November 13, 2007
Dong Cheng	Director

/s/ John Dai		November 13, 2007
John Dai	Director